FIRST AMENDMENT TO MERGER AGREEMENT

        This is an amendment to the Merger Agreement (the "Merger Agreement"), dated November 5, 1998, by and among UNITED ROAD SERVICES, INC.; URS TRANSPORT, INC.; PILOT TRANSPORT, INC.; LAURENCE J. PONS; WILLIAM G. COLE; LAURENCE J. PONS AND MARY DIANE PONS, as Trustees of The Laurence J. Pons and Mary Diane Pons Revocable Trust, dated December 16, 1992; WILLIAM G. COLE, as Trustee under Trust Agreement executed by William G. Cole as Settlor on March 20, 1992 ; CHARLES R. RIVES, as Trustee of The Erin L. Pons Irrevocable Trust, dated April 16, 1997; and CHARLES R. RIVES, as Trustee of The David L. Pons Irrevocable Trust, dated April 16, 1997. Terms defined in the Merger Agreement shall have the same meaning herein as thereunder.

        For good and valuable consideration, the parties hereby amend the Merger Agreement as follows:

        1. By deleting the following words, which constitute clause (c) of the second sentence of Section 1.5:

        (c) United shall deliver the remainder of the Aggregate Consideration, reduced (i) by the amount of all Indebtedness of the Company, except as hereinafter provided, (ii) by the amount by which the aggregate working capital of the Company is less than the Minimum Working Capital, and
        (iii) by other adjustments to the Aggregate Consideration required by this Agreement.

and substituting in their place the following:

        (c) United shall deliver the remainder of the Aggregate Consideration, reduced (i) by the amount of all Indebtedness of the Company, except as hereinafter provided, and (ii) by other adjustments to the Aggregate Consideration required by this Agreement, and increased or decreased, as the case may be, on account of Estimated Working Capital as provided in
        Section 5.19.

        2. By deleting Section 5.19 and substituting in its place the following:

               5.19 Working Capital. The Working Capital, as hereinafter defined, of the Company as of the Effective Date shall be no less than $1,321,000 ("Minimum Working Capital"). At the Closing, the Shareholders shall deliver to United an estimate of the Company's working capital as of the Effective Time ("Estimated Working Capital"). If Estimated

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        Working Capital exceeds Minimum Working Capital, then the Aggregate
        Consideration to be delivered in cash at the Effective Time pursuant to
        Section 1.5 shall be increased by the amount by which Estimated Working Capital exceeds the Minimum Working Capital. If Estimated Working Capital is less than Minimum Working Capital, then the Aggregate Consideration to be delivered in cash at the Effective Time pursuant to
        Section 1.5 shall be decreased by the amount by which Estimated Net Current Assets is less than Minimum Working Capital. Within 90 days after the Effective Date, United shall deliver to the Shareholders a final schedule and calculation of Working Capital. Within 10 days after delivery to the Shareholders of the final Working Capital schedule and calculation, the Shareholders shall pay to Transport in immediately available funds the amount by which Working Capital as finally determined is less than Estimated Working Capital, or Transport shall pay to the Shareholders in immediately available funds the amount by which Working Capital as finally determined is greater than Estimated Working Capital, as the case may be. Any such amount due from the Shareholders to Transport that is not timely paid shall be deemed to be Indemnifiable Damages, as defined in Section 9.1 hereof, and United or Transport may set off against the Held Back Shares in the manner described in Article IX or take any other action or exercise any other remedy available to it by appropriate legal proceedings to recover such amount. For purposes of this Section, "Working Capital" shall mean the amount, if any, by which the aggregate of the Current Assets of the Company exceeds the aggregate of the Current Liabilities of the Company; "Current Assets" shall mean the current assets of the Company determined in accordance with GAAP; and "Current Liabilities" shall mean the current liabilities of the Company determined in accordance with GAAP, excluding the current portion of long term Indebtedness.

        3. By deleting the last sentence of Section 6.5.

        4. Save as amended hereby, the Merger Agreement as in effect prior to this amendment is ratified and affirmed.

                                [Signatures On Following Page]


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        IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Merger Agreement to be duly executed and delivered on this December 2, 1998.

                                    UNITED ROAD SERVICES, INC.

                                    by___________________________________
                                        its

                                    URS TRANSPORT, INC.

                                    by___________________________________
                                        its

                                    PILOT TRANSPORT, INC.

                                    by___________________________________
                                        its President

                                    --------------------------------------
                                    LAURENCE J. PONS

                                    --------------------------------------
                                    WILLIAM G. COLE

                                    --------------------------------------
                                    CHARLES R. RIVES, Trustee of The Erin L.
                                    Pons Irrevocable Trust, dated April 16, 1997

                                    --------------------------------------
                                    CHARLES R. RIVES, Trustee of The David L.
                                    Pons Irrevocable Trust, dated April 16, 1997

                                    --------------------------------------
                                    LAURENCE J. PONS, as Trustee of The Laurence
                                    J. Pons and Mary Diane Pons Revocable Trust, dated December 16, 1992

                                    --------------------------------------
                                    MARY DIANE PONS, as Trustee of The Laurence
                                    J. Pons and Mary Diane Pons Revocable Trust, dated December 16, 1992

                                    --------------------------------------
                                    WILLIAM G. COLE, as Trustee of the William
                                    G. Cole Living Trust, dated March 20, 1992